                               NATIONSBANK, N.A.
                          NATIONSBANK CORPORATE CENTER
                             100 NORTH TRYON STREET
                        CHARLOTTE, NORTH CAROLINA 28255


                     NATIONSBANC MONTGOMERY SECURITIES LLC
                          NATIONSBANK CORPORATE CENTER
                             100 NORTH TRYON STREET
                        CHARLOTTE, NORTH CAROLINA 28255

November 21, 1998



Mr. Kenneth W. Davidson
Chairman, President & Chief Executive Officer
Maxxim Medical, Inc.
10300 49th Street North
Clearwater, FL 33762


         Re:      $325,000,000 Senior Secured Credit Facilities
                  Commitment Letter


Ladies and Gentlemen:

Maxxim Medical, Inc, a Texas corporation (the "BORROWER"), has advised NationsBank, N.A. ("NATIONSBANK") and NationsBanc Montgomery Securities LLC ("NMS") that it or one of its subsidiaries intends to acquire all the outstanding capital stock (the "TRANSACTION") of Circon Corporation, a Delaware corporation (the "ACQUIRED COMPANY"), as more specifically described in the Sources and Uses Table attached hereto as Schedule I, with the respective amounts expended in connection therewith being set forth therein. References herein to the "Transaction" shall include the financing described herein, and all other transactions related to the Transaction.

You have also advised us that you propose to finance the Transaction, the related premiums, fees and expenses and the ongoing general corporate needs of the Borrower and its subsidiaries after completion of the Transaction from approximately $325 million in senior credit facilities (the "SENIOR CREDIT FACILITIES") of the Borrower comprised of a term loan facility aggregating $200 million (the "TERM LOAN FACILITY") and a $125 million revolving credit facility (the "REVOLVING CREDIT FACILITY").

In connection with the foregoing, NationsBank is pleased to advise you of its commitment (this letter being the "COMMITMENT LETTER") to act as exclusive administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and to provide the full principal amount of the Senior Credit Facilities, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as Exhibit A (the "TERM SHEET"). NMS is pleased to advise you of its willingness, as sole and exclusive Lead Arranger and Syndication Agent for the Senior Credit Facilities, to form a syndicate of financial institutions (the "LENDERS") reasonably acceptable to you for the Senior Credit Facilities.

Maxxim Medical, Inc.
November 21, 1998
Page 2




NationsBank will act as sole and exclusive Administrative Agent for the Senior Credit Facilities and NMS will act as sole and exclusive Lead Arranger and Syndication Agent for the Senior Credit Facilities. In addition, NMS will serve as Financial Advisor on the Transaction. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without our prior written approval.

NMS intends to commence syndication efforts promptly and the Borrower agrees to actively assist, and to cause the Acquired Company to assist, NMS in achieving a syndication of the Senior Credit Facilities that is satisfactory to it. Such assistance by you and the Acquired Company shall include (a) the Borrower's providing and causing its advisors to provide us and the other Lenders upon request with all information reasonably deemed necessary by us to complete syndication, including, but not limited to, information and evaluations prepared by the Borrower and the Acquired Company and their advisors, or on their behalf, relating to the Transaction; (b) assistance in the preparation of an Offering Memorandum to be used in connection with the syndication; (c) the Borrower's using commercially reasonable efforts to ensure that the syndication efforts benefit materially from existing lending relationships of the Borrower and the Acquired Company; and (d) otherwise assisting us in our syndication efforts, including by making senior management and advisors of the Borrower and the Acquired Company and their subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Borrower and the Acquired Company and their subsidiaries, as appropriate, at one or more meetings of prospective Lenders.

It is understood and agreed that NationsBank and NMS, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Senior Credit Facilities will receive compensation from the Borrower in order to obtain its commitment, except on the terms contained herein and in the Term Sheet. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at our sole discretion and that any syndication prior to execution of the definitive documentation for the Senior Credit Facilities will reduce the commitment of NationsBank.

In the event that such syndication cannot be achieved in a manner satisfactory to NationsBank and NMS under the structure outlined in the Term Sheet, the Borrower agrees that NationsBank and NMS shall be entitled, in their sole discretion, to change the pricing (including the Underwriting Fee), structure or other terms of the Senior Credit Facilities if NationsBank and NMS determine that such changes are advisable to ensure a successful syndication or an optimal credit structure, provided that the total amount of the Senior Credit Facilities remains unchanged. A successful syndication would be one in which NationsBank's commitment hereunder is reduced to $50 million or less for the Senior Credit Facilities. The agreement in this paragraph shall survive closing of the Senior Credit Facilities.

The commitment of NationsBank hereunder and the agreement of NMS to provide the services described herein are subject to the agreement in the preceding paragraph and the satisfaction of each of the following conditions precedent in a manner acceptable to us in our sole discretion: (a) each of the terms and conditions set forth herein and in the Term Sheet; (b) the completion of all legal due diligence with respect to the Borrower, the Acquired Company and their respective subsidiaries in scope and determination satisfactory to us in our sole discretion; (c) the completion of all business due diligence with respect to the Borrower, the Acquired Company and their respective subsidiaries in scope and determination satisfactory to us in our sole discretion (as of the date hereof, NationsBank and NMS are satisfied with the results of their business due diligence conducted with respect to the Borrower, the Acquired Company and their respective subsidiaries); (d) the absence of a material

Maxxim Medical, Inc.
November 21, 1998
Page 3




breach of any representation, warranty or agreement of the Borrower set forth herein; (e) execution by the Borrower and the Acquired Company and/or other appropriate parties of a definitive merger agreement and other related documentation for the Transaction (collectively, the "TRANSACTION DOCUMENTS"), which Transaction Documents shall be in form and substance reasonably satisfactory to us; (f) our satisfaction that prior to and during the syndication of the Senior Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or the Acquired Company; (g) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facilities consistent with the Term Sheet and otherwise satisfactory to us (the "CREDIT AGREEMENT DOCUMENTS"); (h) after the date hereof, no material adverse change in or material disruption of conditions in the financial, banking or capital markets which we, in our reasonable discretion, deem material in connection with the syndication of the Senior Credit Facilities shall have occurred and be continuing; (i) no change, occurrence or development that could, in our reasonable opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and the Acquired Company, and their subsidiaries taken as a whole, shall have occurred or become known to us; and (j) our not becoming aware after the date hereof of any information or other matter affecting the Borrower, the Acquired Company, or any of their subsidiaries which in our judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to us prior to the date hereof.

The Borrower hereby represents, warrants and covenants that (a) all information, other than the Projections (defined below), which has been or is hereafter made available to us or the Lenders by the Borrower or any of its representatives in connection with the transactions contemplated hereby (the "INFORMATION") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning the Borrower and the Acquired Company and their respective subsidiaries that have been or are hereafter made available to us or the Lenders by the Borrower or any of its representatives (the "PROJECTIONS") have been or will be prepared in good faith based upon assumptions the Borrower believes to be reasonable. The Borrower agrees to furnish us with such Information and Projections as we may reasonably request (including due diligence investigations of the Acquired Company prepared by accountants and advisors of the Borrower to the extent permitted by such accountants and advisors) and to supplement the Information and the Projections from time to time until the closing date for the Senior Credit Facilities so that the representation, warranty and covenant in the preceding sentence is correct on such closing date. The Borrower understands that in arranging and syndicating the Senior Credit Facilities NationsBank and NMS will be using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, the Borrower agrees to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses and due diligence expenses) incurred before or after the date hereof by us in connection with the Senior Credit Facilities, the syndication thereof and the other transactions contemplated hereby whether or not the Senior Credit Facilities closes.

The Borrower agrees to indemnify and hold harmless NationsBank, NMS and each of their affiliates and their directors, officers, employees, advisors and agents (each, an "INDEMNIFIED PARTY") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel and the allocated cost of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(a) the Transaction or

Maxxim Medical, Inc.
November 21, 1998
Page 4




any similar transaction and any of the other transactions contemplated thereby, or (b) the Senior Credit Facilities or any other financings, or any use made or proposed to be made with the proceeds thereof unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In the case of any investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its shareholders or its creditors or an Indemnified Party and whether or not the Transaction is consummated. The Borrower agrees that no Indemnified Party shall have any liability to the Borrower or its subsidiaries or affiliates or to its or their respective security holders or creditors for any indirect or consequential damages arising out of, related to or in connection with the Transaction or any of the financings.

The terms of this Commitment Letter, the Term Sheet and the fee letter between the Borrower and us of even date herewith (the "FEE LETTER") are confidential and, except for disclosure on a confidential basis to the Borrower's accountants, attorneys and other professional advisors retained by the Borrower in connection with the Senior Credit Facilities or as may be required by law, may not be disclosed in whole or in part to any other person or entity (including the Acquired Company) without our prior written consent; provided, however, it is understood and agreed that the Borrower may disclose the terms of this Commitment Letter and the Term Sheet (but not the Fee Letter) (i) on a confidential basis to the board of directors and advisors of the Acquired Company in connection with their consideration of the Transaction, and (ii) after the Borrower's acceptance of this Commitment Letter and the Fee Letter, in filings with the SEC and other applicable regulatory authorities and stock exchanges, and in proxy and other materials disseminated to stockholders and other purchasers of securities of the Borrower.

The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facilities shall be executed and notwithstanding the termination of this Commitment Letter or any commitment or undertaking hereunder; provided, however, that the Borrower shall be deemed released of its reimbursement and indemnification obligations hereunder upon the execution of all the Credit Agreement Documents.

In connection with the services and transactions contemplated hereby, the Borrower agrees that NationsBank and NMS are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives, any information concerning the Borrower, the Acquired Company or any of their respective affiliates that is or may come into the possession of NationsBank, NMS or any of such affiliates. NationsBank, NMS and their affiliates will treat confidential information relating to the Borrower, the Acquired Company and their respective affiliates with the same degree of care as they treat their own confidential information.

This Commitment Letter and the Fee Letter shall be governed by laws of the State of New York. Each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Term Sheet, the Fee Letter, the transactions contemplated hereby and thereby or the actions of NationsBank and NMS in the negotiation, performance or enforcement hereof.

This Commitment Letter, together with the Term Sheet and the Fee Letter, are the only agreements that have been entered into among us with respect to the Senior Credit Facilities and set forth the entire understanding of

Maxxim Medical, Inc.
November 21, 1998
Page 5




the parties with respect thereto. This letter may be modified or amended only by the written agreement of all of us. This letter is not assignable by the Borrower without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This offer will expire at 5:00 p.m. eastern standard time on November 25, 1998 unless the Borrower executes this Commitment Letter and the Fee Letter and returns them to us prior to that time (which may be by facsimile transmission) and pays the initial amount of the underwriting fee as specified in the Fee Letter, whereupon this Commitment Letter and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on the earliest to occur of (a) the closing of the Transaction without the use of the Senior Credit Facilities, (b) the acceptance by the Acquired Company or any of its affiliates of an offer for more than 50% of its capital stock or all or a substantial portion of its assets other than the offer contemplated hereby, and
(c) February 1,1999 unless definitive documentation for the Senior Credit Facilities is executed and delivered prior to such date.

We are pleased to have the opportunity to work with you in connection with this important financing.



Very truly yours,

NATIONSBANK, N.A.



By:_________________________________
Title:


NATIONSBANC MONTGOMERY SECURITIES LLC



By:_________________________________
Title:


Accepted and Agreed to as of ________________, ____:


MAXXIM MEDICAL, INC., a Texas corporation



By:_________________________________
Title:

                                   SCHEDULE I


                             SOURCES AND USES TABLE







SOURCES ($ MILLIONS)
--------------------
Term Loan Facility                                                  $200.0
Revolving Credit Facility (Amount funded at Closing)1                $80.3
                                                                      ----
Total Sources                                                       $280.3



USES ($ (MILLIONS)
-----------------
Purchase Capital Stock                                              $206.1
Refinance Existing Debt                                              $54.0
Payment of Fees & Expenses                                           $10.2
Retention Expense                                                    $10.0
                                                                     -----
Total Uses                                                          $280.3









--------
1 Total amount of Revolving Credit Facility will be $125 million

                                                                      EXHIBIT A

                              MAXXIM MEDICAL, INC.

                        SUMMARY OF TERMS AND CONDITIONS

                               NOVEMBER 21, 1998

Unless otherwise defined herein, capitalized terms shall have the definitions assigned to them in the Senior Secured Credit Facilities Commitment Letter (the "COMMITMENT LETTER"), dated of even date herewith, to which this Summary of Terms and Conditions is attached.



BORROWER:                                 Maxxim Medical, Inc., a Texas
                                          corporation (the "BORROWER"), which
                                          will acquire through a subsidiary
                                          (the "TRANSACTION") all of the
                                          outstanding capital stock of Circon
                                          Corporation (the "ACQUIRED COMPANY")
                                          and be merged with and into such
                                          subsidiary.

GUARANTORS:                               The Senior Credit Facilities (defined
                                          below) shall be guaranteed by each
                                          existing and future direct and
                                          indirect domestic subsidiary of the
                                          Borrower (collectively, the
                                          "GUARANTORS") upon consummation of
                                          the Transaction; provided that, if
                                          the merger does not occur upon the
                                          closing of the tender offer, the
                                          Acquired Company and its subsidiaries
                                          shall not be required to guaranty the
                                          Senior Credit Facilities until the
                                          merger occurs. All guarantees shall
                                          be guarantees of payment and not of
                                          collection.

ADMINISTRATIVE AGENT:                     NationsBank, N.A. (the
                                          "ADMINISTRATIVE AGENT" or
                                          "NATIONSBANK") will act as sole and
                                          exclusive administrative and
                                          collateral agent.

LEAD ARRANGER
AND SYNDICATION
AGENT:                                    NationsBanc Montgomery Securities LLC
                                          ("NMS").

LENDERS: A syndicate of financial institutions (including NationsBank) arranged by NMS, which institutions shall be acceptable to the Borrower and the Administrative Agent (collectively, the "LENDERS").

SENIOR CREDIT
FACILITIES:                               An aggregate principal amount of up
                                          to $325 million will be available
                                          upon the terms and conditions
                                          hereinafter set forth:

                                          Revolving Credit Facility: $125
                                          million revolving credit facility
                                          (the "REVOLVING CREDIT FACILITY"),
                                          which will include a sublimit for the
                                          issuance of standby and commercial
                                          letters of credit (each a "LETTER OF
                                          CREDIT") in an amount to be mutually
                                          determined Letters of Credit will be
                                          issued by NationsBank (in such
                                          capacity, the "FRONTING BANK") and
                                          each Lender will purchase an
                                          irrevocable and unconditional
                                          participation in each Letter of
                                          Credit.

                                          Term Loan Facility: $200 million term
                                          loan facility (the "TERM LOAN
                                          FACILITY") which may be advanced in
                                          up to two tranches.

                                          The first tranche (the "TENDER LOAN")
                                          would be in an amount not to exceed
                                          the sum of (a) the number of shares
                                          tendered by the Acquired Company's
                                          shareholders or, if applicable,
                                          cashed out in connection with a short
                                          form merger times $15; (b) the
                                          outstanding amount of the Acquired
                                          Company's debt to be refinanced upon
                                          closing of the tender offer; and (c)
                                          the transaction costs and expenses.
                                          The Tender Loan would be made on the
                                          date of the closing of the tender
                                          offer.

                                          If a short form merger could not be
                                          accomplished on the tender offer
                                          closing date, the second tranche (the
                                          "MERGER LOAN") would be in an amount
                                          not to exceed the number of shares
                                          cashed out upon the merger times $15.
                                          The Merger Loan would be made on the
                                          date of the closing of the merger.
                                          The Lenders' commitment to make the
                                          Merger Loan terminates on May 31,
                                          1999.

                                          The Revolving Credit Facility and the
                                          Term Loan Facility are collectively
                                          referred to herein as the "SENIOR
                                          CREDIT FACILITIES".

PURPOSE: The proceeds of the Senior Credit Facilities shall be used: (i) to refinance the outstanding principal amount of existing indebtedness of the Acquired Company and the
                                          Borrower; (ii) to pay the cash
                                          portion of the purchase price for the
                                          Acquired Company pursuant to the
                                          Transaction Documents (defined
                                          below); (iii) to pay fees and
                                          expenses incurred in connection with
                                          the Transaction; and (iv) to provide
                                          for working capital and other general
                                          corporate purposes of the Borrower
                                          and its subsidiaries.

CLOSING: The execution of definitive loan documentation to occur on or after January 4, 1999 and on or before February 1, 1999.

INTEREST RATES:                           As set forth in Addendum I.

MATURITY:                                 The Revolving Credit Facility shall
                                          terminate and all amounts outstanding
                                          thereunder shall be due and payable
                                          in full 6 years from closing.

                                          The Term Loan Facility shall be
                                          subject to repayment according to the
                                          Scheduled Amortization, with the
                                          final payment of all amounts
                                          outstanding thereunder being due and
                                          payable in full 6 years from closing.
AVAILABILITY/SCHEDULED

AMORTIZATION:                             Term Loan Facility: Loans made under
                                          the Term Loan Facility will be
                                          available in a single borrowing at
                                          Closing. The Term Loan Facility will
                                          be subject to quarterly amortization
                                          of principal, based upon the annual
                                          amounts set forth below (the
                                          "SCHEDULED AMORTIZATION").


                                                                   Amortization
                                                                   ------------
                                          Loan year 1              $20,000,000
                                          Loan year 2              $30,000,000
                                          Loan year 3              $35,000,000
                                          Loan year 4              $35,000,000
                                          Loan year 5              $40,000,000
                                          Loan year 6              $40,000,000

SECURITY:                                 Concurrently with the Transaction,
                                          the Administrative Agent (on behalf
                                          of the Lenders) shall receive a first
                                          priority perfected security interest
                                          (i) in all of the capital stock of
                                          the Borrower and each of the domestic
                                          subsidiaries (direct or indirect) of
                                          the Borrower owned by a domestic
                                          company and 65% of the capital stock
                                          of each material foreign subsidiary
                                          (direct or indirect) of the Borrower
                                          owned by a domestic company, which
                                          capital stock shall not be subject to
                                          any other lien or encumbrance; and
                                          (ii) present and future accounts
                                          receivable and inventory of the
                                          Borrower and its subsidiaries;
                                          provided that, if the merger does not
                                          occur upon the closing of the tender
                                          offer, a first priority security
                                          interest in the capital stock and the
                                          present and future accounts
                                          receivable and inventory of the
                                          Acquired Company and its subsidiaries
                                          shall not be required until the
                                          merger occurs.

                                          The foregoing security shall ratably
                                          secure the Senior Credit Facilities
                                          and any interest rate swap/foreign
                                          currency swap or similar agreements
                                          with a Lender or its affiliates under
                                          the Senior Credit Facilities.

MANDATORY PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                               In addition to the Scheduled
                                          Amortization, the Senior Credit
                                          Facilities will be prepaid by an
                                          amount equal to (i) 100% of the net
                                          cash proceeds of all asset sales by
                                          the Borrower or any subsidiary of the
                                          Borrower (including sales of stock of
                                          subsidiaries), subject to baskets and
                                          reinvestment provisions to be
                                          mutually agreed upon and net of
                                          selling expenses and taxes to the
                                          extent such taxes are paid; (ii) 100%
                                          of the net cash proceeds from the
                                          issuance of any debt by the Borrower
                                          or any of its subsidiaries (excluding
                                          certain permitted debt to be mutually
                                          agreed upon); and (iii) at any time
                                          the Borrower's ratio of total funded
                                          debt/EBITDA is 3.0 to 1.0 or greater,
                                          100% and, at any time the Borrower's
                                          ratio of total funded debt/EBITDA is
                                          less than 3.0 to 1.0, 75% of the net
                                          cash proceeds from the issuance of
                                          equity by the Borrower or any of its
                                          subsidiaries. Prepayments shall be
                                          applied first to reduce the Term Loan
                                          Facility provided, however, that with
                                          respect to clause (i)
                                          above, any prepayment shall be
                                          applied pro rata between both
                                          facilities (with corresponding
                                          commitment reductions in the case of
                                          prepayments applied to the Revolving
                                          Credit Facility). In the event that
                                          the Term Loan Facility shall have
                                          been fully repaid, the mandatory
                                          prepayments described above shall be
                                          applied to the Revolving Credit
                                          Facility (without any corresponding
                                          commitment reductions except in the
                                          case of prepayments pursuant to
                                          clause (i) above). All prepayments of
                                          the Term Loan Facility shall be
                                          applied to future Scheduled
                                          Amortization in the inverse order of
                                          maturity.

OPTIONAL PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                               The Borrower may prepay the Senior
                                          Credit Facilities in whole or in part
                                          at any time without penalty, subject
                                          to reimbursement of the Lenders'
                                          breakage and redeployment costs in
                                          the case of prepayment of LIBOR
                                          borrowings. Prepayments shall be
                                          applied first to reduce the Term
                                          Loan. Term Loan optional prepayments
                                          shall be applied to future Scheduled
                                          Amortization pro rata. The unutilized
                                          portion of any commitment under the
                                          Senior Credit Facilities in excess of
                                          the stated amount of all Letters of
                                          Credit may be irrevocably canceled in
                                          whole or in part.

CONDITIONS
PRECEDENT TO
CLOSING: The Closing (and the initial funding) of the Senior Credit Facilities will be subject to satisfaction of the conditions precedent deemed appropriate by the Administrative Agent and the Lenders generally for transactions similar in nature to this transaction, including, but not limited to, the following:

                                          (i)   Concurrent Transactions;
                                                Documentation. The Transaction
                                                shall have been consummated in
                                                accordance with the Transaction
                                                Documents, and all conditions
                                                precedent to the consummation
                                                of the Transaction Documents
                                                shall have been satisfied or,
                                                with the prior approval of the
                                                Administrative Agent, waived.
                                                The Borrower and the Guarantors
                                                shall have entered into the
                                                Credit Agreement Documents in
                                                form and substance satisfactory
                                                to the Administrative Agent,
                                                the Lenders and NMS, and all
                                                conditions precedent to the
                                                initial borrowings shall have
                                                been satisfied or waived.

                                          (ii)  Tender Loan. The Tender Loan
                                                shall be subject to the
                                                following conditions precedent:
                                                (a) The tender offer shall have
                                                been consummated concurrently
                                                with the making of the Tender
                                                Loan in accordance with the
                                                Transaction Documents and
                                                without any modification
                                                thereto or waiver of any term
                                                or condition thereof; (b) the
                                                acquisition subsidiary shall
                                                have acquired more than a
                                                majority (on a fully diluted
                                                basis) of the common stock of
                                                the Acquired Company in
                                                accordance with the terms of
                                                the tender offer and in
                                                accordance with all applicable
                                                legal requirements; (c) taking
                                                into account the effect of
                                                shareholders' appraisal rights,
                                                the Administrative Agent shall
                                                be satisfied that the sole
                                                right of the shareholders of
                                                Acquired Company who do not
                                                tender their shares pursuant to
                                                the tender offer shall be to
                                                receive a cash payment of $15
                                                per share pursuant to the
                                                merger; (d) the respective
                                                boards of directors of the
                                                Acquired Company and the
                                                Borrower and its subsidiaries
                                                shall not have withdrawn,
                                                modified or terminated their
                                                approval of the tender offer,
                                                the Transaction Documents or
                                                any of the transactions
                                                contemplated thereby; (e) the
                                                Lenders' financing of the
                                                tender offer and the security
                                                arrangements in connection
                                                therewith shall not result in
                                                any violation of Regulations U
                                                or X as in effect on the date
                                                of such financing; and (f) the
                                                Administrative Agent shall be
                                                satisfied that the tender offer
                                                and the merger can be
                                                consummated without triggering
                                                any "poison pill," "shark
                                                repellant," or similar
                                                anti-takeover device and
                                                without any adverse effect from
                                                any applicable anti-takeover
                                                statutes and that the
                                                activation of and payments
                                                pursuant to any retention
                                                policies of the Acquired
                                                Company will not exceed
                                                $10,000,000 as of the Closing
                                                date.

                                          (iii) Merger Loan. The Merger Loan
                                                shall be subject to the
                                                following conditions precedent:
                                                (a) The merger shall be
                                                consummated concurrently with
                                                the making of the Merger Loan
                                                in accordance with the
                                                Transaction Documents and
                                                without any material
                                                modification thereto or waiver
                                                of any material term or
                                                condition thereof; (b) the
                                                Administrative Agent shall be
                                                satisfied that the merger can
                                                be consummated without
                                                triggering any "poison pill,"
                                                "shark repellant," or similar
                                                ant-takeover device and without
                                                any adverse effect from any
                                                applicable anti-takeover
                                                statutes and that the
                                                activation of and payments
                                                pursuant to any retention
                                                policies of the Acquired
                                                Company will not exceed
                                                $10,000,000 as of the Closing
                                                date; (c) the respective boards
                                                of directors of the Acquired
                                                Company and the Borrower and
                                                its subsidiaries shall not have
                                                withdrawn, modified or
                                                terminated their approval of
                                                the merger offer, the
                                                Transaction Documents or any of
                                                the transactions contemplated
                                                thereby; and (d) the merger
                                                shall have occurred on or
                                                before May 31, 1999.

                                          (iv)  Capitalization; Etc. After
                                                giving effect to the
                                                Transaction, the Administrative
                                                Agent shall be reasonably
                                                satisfied with the corporate,
                                                capital and ownership structure
                                                (including articles of
                                                incorporation and by-laws),
                                                stockholders' agreements and
                                                management of the Borrower and
                                                its subsidiaries.

                                          (v)   Financial Statements. The
                                                Administrative Agent shall have
                                                received (a) audited financial
                                                statements of the Acquired
                                                Company for its most recent
                                                three fiscal years, (b) the
                                                most recent unaudited quarterly
                                                financial statements of the
                                                Acquired Company, (c) an
                                                unaudited pro forma balance
                                                sheet of the Borrower and its
                                                subsidiaries which gives effect
                                                to the Transaction as if it had
                                                occurred on the last day of the
                                                most recently completely fiscal
                                                quarter of the Acquired
                                                Company, and (d) an unaudited
                                                pro forma income statement of
                                                the Borrower (including a
                                                calculation of EBITDA) which
                                                gives effect to the Transaction
                                                for the trailing 12 months of
                                                operations ending on the most
                                                recently completed fiscal
                                                quarter end of the Acquired
                                                Company. All pro forma
                                                financial statements shall be
                                                prepared in accordance with the
                                                requirements of Regulation S-X
                                                under the Securities Act of
                                                1933, as amended, applicable to
                                                a Registration Statement under
                                                such Act on Form S-1.

                                          (vi)  Other Obligations. On or prior
                                                to Closing, all fees and
                                                expenses due and payable to
                                                NationsBank, any other Lender
                                                and/or their affiliates
                                                pursuant to the Commitment
                                                Letter, the Fee Letter or
                                                otherwise shall have been paid
                                                in full as contemplated
                                                therein.

                                          (vii) Consents. All governmental,
                                                shareholder and third-party
                                                consents (including
                                                Hart-Scott-Rodino clearance)
                                                and approvals required as of
                                                the Closing date in connection
                                                with the Transaction and the
                                                other transactions contemplated
                                                hereby shall have been
                                                obtained; all such consents and
                                                approvals shall be in full
                                                force and effect; and all
                                                applicable waiting periods
                                                shall have expired without any
                                                action being taken by any
                                                authority that could reasonably
                                                be expected to restrain,
                                                prevent or impose any material
                                                adverse conditions on the
                                                Transaction or such other
                                                transactions or that could
                                                reasonably be expected to seek
                                                or threaten any of the
                                                foregoing.

                                          (viii)Judgments, Etc. There shall not
                                                exist (a) any order, decree,
                                                judgment, ruling or injunction
                                                which restrains the
                                                consummation of the Transaction
                                                in the manner contemplated by
                                                the Transaction Documents and
                                                (b) any pending or threatened
                                                action, suit, investigation or
                                                proceeding which, if adversely
                                                determined, could reasonably be
                                                expected to materially
                                                adversely affect the ability of
                                                the Borrower or the Guarantors
                                                to perform any of their
                                                respective obligations under
                                                the Credit Agreement Documents
                                                or the ability of the Lenders
                                                to exercise their rights
                                                thereunder.

                                          (ix)  Opinions, Etc. The
                                                Administrative Agent shall have
                                                received (a) satisfactory
                                                opinions of counsel to the
                                                Borrower and the Guarantors
                                                (which shall cover, among other
                                                things, authority, legality,
                                                validity, binding effect and
                                                enforceability of the Credit
                                                Agreement Documents) and such
                                                corporate resolutions,
                                                certificates, and other
                                                documents as the Administrative
                                                Agent shall reasonably require
                                                and (b) satisfactory evidence
                                                that the Administrative Agent
                                                holds a perfected, first
                                                priority lien in all collateral
                                                for the Senior Credit
                                                Facilities, subject to no other
                                                liens except for permitted
                                                liens to be
                                                determined.

                                          (x)   Other Reports. The
                                                Administrative Agent shall have
                                                received, in form and substance
                                                reasonably satisfactory to it,
                                                all environmental reports, Year
                                                2000 questionnaires, and such
                                                other reports, audits or
                                                certifications and is it may
                                                reasonably request.

                                          (xi)  Minimum Liquidity. No less than
                                                $35,000,000 shall be available
                                                for borrowing under the
                                                Revolving Credit Facility after
                                                the Closing.

REPRESENTATIONS AND
WARRANTIES:                               Usual and customary for financings of
                                          this nature, including, but not
                                          limited to, the following: (i)
                                          corporate existence and status; (ii)
                                          corporate power and
                                          authority/enforceability; (iii) no
                                          violation of law or contracts or
                                          organizational documents; (iv) no
                                          material litigation; (v) correctness
                                          of specified financial statements and
                                          other information and no material
                                          adverse change; (vi) no required
                                          governmental or third party
                                          approvals; (vii) use of
                                          proceeds/compliance with margin
                                          regulations; (viii) status under
                                          Investment Company Act; (ix) ERISA
                                          matters; (x) environmental matters;
                                          (xi) perfected liens and security
                                          interests; (xii) payment of taxes;
                                          (xiii) accuracy of disclosure; (xiv)
                                          Year 2000 preparedness; and (xv)
                                          consummation of the Transaction.

COVENANTS:                                Usual and customary for financings of
                                          this nature, including, but not
                                          limited to, the following (with
                                          exceptions and baskets as shall be
                                          mutually agreed upon): (i) delivery
                                          of financial statements and other
                                          reports; (ii) delivery of compliance
                                          certificates; (iii) delivery of
                                          notices of default, material
                                          litigation and material governmental
                                          and environmental proceedings; (iv)
                                          compliance with laws (including
                                          environmental laws and ERISA matters)
                                          and material contractual obligations;
                                          (v) payment of taxes; (vi)
                                          maintenance of insurance; (vii)
                                          limitation on liens and negative
                                          pledges; (viii) limitation on
                                          mergers, consolidations and sales of
                                          assets; (ix) limitation on incurrence
                                          of debt; (x) limitation on dividends,
                                          stock redemptions and the redemption
                                          and/or prepayment of other debt; (xi)
                                          limitation on investments (including
                                          loans and advances) and acquisitions;
                                          (xii) limitation on capital
                                          expenditures; (xiii) limitation on
                                          transactions with affiliates; (xiv)
                                          satisfactory interest rate
                                          protection, and (xv) Year 2000
                                          compliance.

                                          Financial covenants to include (but
                                          not be limited to):

                                          o     Maintenance at all times of a
                                                Minimum Net Worth, with
                                                step-ups equal to 75% of net
                                                income and 100% of the proceeds
                                                of any equity issuances or any
                                                increases in net worth from
                                                other transactions,

                                          o     Maintenance on a rolling four
                                                quarter basis of a Maximum
                                                Leverage Ratio (total funded
                                                debt/EBITDA) of 4.5 to 1.0 with
                                                step downs to be
                                                determined,

                                          o    Maintenance on a rolling four
                                               quarter basis of a Maximum
                                               Senior Leverage Ratio (senior
                                               debt/EBITDA) of 3.25 to 1.0 with
                                               step downs to be determined, and

                                          o    Maintenance on a rolling four
                                               quarter basis of a Minimum Fixed
                                               Charge Coverage Ratio.


EVENTS OF DEFAULT:                        Usual and customary for leveraged
                                          financings generally and for this
                                          transaction in particular, including,
                                          but not limited to, the following:
                                          (i) nonpayment of principal,
                                          interest, fees or other amounts, (ii)
                                          violation of covenants, (iii)
                                          inaccuracy of representations and
                                          warranties, (iv) cross- default to
                                          other material agreements and
                                          indebtedness, (v) bankruptcy and
                                          other insolvency events, (vi)
                                          material judgments, (vii) ERISA
                                          matters, (viii) actual or asserted
                                          invalidity of any loan documentation
                                          or security interests, (ix) the
                                          merger does not occur on or before
                                          May 31, 1999, or (x) change of
                                          control of the Borrower (to be
                                          defined).

ASSIGNMENTS AND
PARTICIPATIONS:                           Each Lender will be permitted to make
                                          assignments in a minimum amount of
                                          $5,000,000 to other financial
                                          institutions approved by the
                                          Borrower, which approval shall not be
                                          unreasonably withheld; provided,
                                          however, that the approval of the
                                          Borrower shall not be required in
                                          connection with assignments to other
                                          Lenders or any of their affiliates.
                                          Lenders will be permitted to sell
                                          participations with voting rights
                                          limited to customary significant
                                          matters such as changes in amount,
                                          rate and maturity date and releases
                                          of all or substantially all of the
                                          collateral and the Guarantors. An
                                          assignment fee of $3,500 shall be
                                          payable by the Lender to the
                                          Administrative Agent upon the
                                          effectiveness of any such assignment
                                          (including, but not limited to, an
                                          assignment by a Lender to any other
                                          Lender).

WAIVERS AND
AMENDMENTS:                               Amendments and waivers of the
                                          provisions of the loan agreement and
                                          other definitive credit documentation
                                          will require the approval of Lenders
                                          holding loans and commitments
                                          representing more than 66-2/3% of the
                                          aggregate amount of loans and
                                          commitments under the Senior Credit
                                          Facilities, except that the consent
                                          of all of the Lenders affected
                                          thereby shall be required with
                                          respect to (a) increases in the
                                          commitment of such Lenders, (b)
                                          reductions of principal, interest, or
                                          fees, (c) extensions of scheduled
                                          maturities or times for payment, (d)
                                          releases of all or a substantial
                                          portion of the collateral, and (e)
                                          releases of all or substantially all
                                          of the Guarantors.

INDEMNIFICATION:                          The Borrower shall indemnify the
                                          Administrative Agent, NMS and the

                                          Lenders and their respective
                                          affiliates from and against all
                                          losses, liabilities, claims, damages
                                          or expenses arising out of or
                                          relating to the Transaction, the
                                          Senior Credit Facilities, the
                                          Borrower's use of loan proceeds or
                                          the commitments, including, but not
                                          limited to, reasonable attorneys'
                                          fees (including the allocated cost of
                                          internal counsel) and settlement
                                          costs.

GOVERNING LAW:                            New York; the Borrower and each
                                          Guarantor shall each waive its right
                                          to a trial by jury.

FEES/EXPENSES:                            As set forth in Addendum I.